EXHIBIT 4.3


AstraZeneca[LOGO]


Graeme Musker
Secretary and Solicitor


Jon Symonds


Our Ref                Direct Line              Ext             Date
GHRM/JP/L1957          020 7304 5103            5103            4 February 2003


Dear Jon

I refer to your contract of employment dated 20 May 1998 and confirm that we have agreed the following amendment:

         In Clause 3(A) the reference to "not less than two year's previous notice in writing" is replaced by "not less than one year's previous notice in writing".

Please confirm your agreement to the above by signing the returning to me the enclosed copy of this letter.

Yours sincerely

/s/ Graeme Musker

GRAEME MUSKER
For and an behalf of
AstraZeneca UK Limited (Successor to Zeneca Limited) and AstraZeneca Plc (Formerly Zeneca Group Plc)


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I confirm my agreement to the above.

/s/  Jon Symonds
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Jon Symonds

AstraZeneca Plc      Tel +44 (0)20 7304 5000     Registered in England No.
15 Stanhope Gate     Fax +44 (0)20 7304 5151     2723534
London W1K 1LN       www.astrazeneca.com         Registered Office
                                                 15 Stanhope Gate London W1K 1LN